SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) AUGUST 27, 2001

                                  I-TRACK, INC.
             (Exact name of registrant as specified in its charter)


           NEVADA                      333-49388                 91-1966948
(State or other jurisdiction of       (Commission               (IRS Employer
       incorporation)                 File Number)           Identification No.)


          3031 COMMERCE DRIVE, BUILDING B, FORT GRATIOT, MICHIGAN 48058
               (Address of principal executive offices) (Zip Code)

                                 (810) 469-3500
               Registrant's telephone number, including area code

                                       N/A
          (Former name or former address, if changed since last report)





Exhibit index on consecutive page 2

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ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

            Not Applicable.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

            Not Applicable.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

            Not Applicable.

ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

            Not Applicable.

ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE

            Under a prospectus dated April 11, 2001, the registrant sold 2,500,000 Units, at a price of $0.10 per Unit, with each Unit consisting of one (1) share of common stock and (1) warrant to purchase one (1) share of common stock. In accordance with the prospectus, the warrants cannot be separately traded from the Units until six (6) months after the date of purchase. The registrant has determined that it would be in its best interests to prospectively shorten the holding period of the warrants to assist in establishing a trading market for its common stock on the OTCBB.

            The warrants may now be separately tradeable from the Units on or after Monday, September 10, 2001. The remaining terms and provisions affecting the warrants shall remain unchanged, including the exercise term and expiration date.

ITEM 6.     RESIGNATIONS OF REGISTRANT'S DIRECTORS

            Not Applicable.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

            Not Applicable.

ITEM 8.     CHANGE IN FISCAL YEAR

            Not applicable.

ITEM 9.     REGULATION FD DISCLOSURE

            Not applicable.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       I-TRACK, INC.



August 28, 2001                        By: /s/ Barbara Castanon
                                          -------------------------------------
                                          Barbara Castanon, President



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